Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-233768) of our report dated May 14, 2020, with respect to the consolidated financial statements of Newgioco Group, Inc. as of December 31,2018 and for the year ended December 31, 2018. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

Pitagora Revisione S.r.l.

/s/ Roberto Seymandi

_______________________

Roberto Seymandi, Partner

Turin, Italy

July 24, 2020